(16)	Power of Attorney

TRANSAMERICA SERIES TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THSE PRESENT, that each of the undersigned makes, constitutes and appoints THOMAS A. SWANK and DENNIS P. GALLAGHER his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of (i) Transamerica Third Avenue Value VP into Transamerica Systematic Small/Mid Cap Value VP and (ii) Transamerica Efficient Markets VP into Transamerica Index 75 VP, each a series of Transamerica Series Trust (the “Trust”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he might or could do in person in his capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Sandra N. Bane Sandra N. Bane	Trustee	February 8, 2013

/s/ Leo J. Hill Leo J. Hill	Trustee	January 24, 2013

/s/ David W. Jennings David W. Jennings	Trustee	January 24, 2013

/s/ Russell A Kimball. Jr. Russell A. Kimball, Jr.	Trustee	January 24, 2013

/s/ Eugene M. Mannella Eugene M. Mannella	Trustee	January 24, 2013

/s/ Norman R. Nielsen Norman R. Nielsen	Trustee	January 24, 2013

/s/ Joyce G. Norden Joyce G. Norden	Trustee	January 24, 2013

/s/ Patricia L. Sawyer Patricia L. Sawyer	Trustee	January 24, 2013

/s/ John W. Waechter John W. Waechter	Trustee	January 24, 2013

/s/ Alan F. Warrick Alan F. Warrick	Trustee	January 24, 2013